UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2025

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 25, 2025, CytoSorbents Corporation (the “Company”), after consultation with the Audit Committee of the Company's Board of Directors determined that the following previously issued consolidated financial statements should no longer be relied upon, due to misstatements in inventory and stock-based compensation for restricted stock units contained in the consolidated financial statements for the year ended December 31, 2023, and should be restated, including:

a)	the audited consolidated financial statements as of and for the year ended December 31, 2023, contained in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”);
b)	the interim unaudited condensed consolidated financial statements as of and for the first three quarters in the fiscal year ended December 31, 2023, contained in our Quarterly Reports on Form 10-Q (the “2023 Quarterly Reports”); and
c)	the interim unaudited condensed consolidated financial statements as of and for the first three quarters in the fiscal year ended December 31, 2024, contained our our Quarterly Reports on Form 10-Q (the “2024 Quarterly Reports”, and together with the 2023 Quarterly Reports the, “Quarterly Reports on Form 10-Q”).

The Audit Committee of the Board of Directors and the Company’s management team discussed with our independent registered public accounting firm the matters disclosed herein.

During the year ended December 31, 2024, the Company identified and corrected the following errors, which were recorded incorrectly in previously issued financial statements included in the 2023 Annual Report and the Quarterly Reports on Form 10-Q:

•	Overstatement of Inventory due to a clerical error; and

•	Understatement of non-cash restricted stock expense and related corrections of accrued liabilities, additional paid in capital, and accumulated deficit related to errors in the application of the Company’s accounting policy for RSUs. Based on the Company’s accounting policy for stock-based compensation, expense for RSUs is measured and recorded against additional paid-in-capital based on estimated fair values at the award’s grant date. The Company incorrectly adjusted compensation expense based on the fair value of the award at its vesting date. In addition, the Company recorded part of the compensation expense against accrued liabilities.

Upon filing the 2024 Annual Report, including the restated consolidated financial statements contained therein, the above referenced consolidated financial statements may be relied upon.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management's current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this Current Report are based on management’s current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, the Company’s expectations relating to its reserves for certain consumer fintech loans and the impact on the Company’s operations, controls and financials as a result of the review. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2025	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer